Crescent Biopharma Reports Second Quarter 2026 Financial Results and Recent Business Highlights
Enrollment progressing in ASCEND Phase 1/2 global clinical trial evaluating CR-001, a PD-1 x VEGF bispecific antibody, in multiple solid tumor types in first-line and previously treated patients
CR-001 + sacituzumab tirumotecan (sac-TMT) Phase 2 trial in NSCLC, first ADC combination study in Kelun-Biotech collaboration, underway in China
Phase 1/2 trial of CR-003, an ITGB6-targeted ADC, ongoing in China; Phase 1/2 global trial of CR-002, a PD-L1-targeted ADC, on track to initiate in second half of 2026
Multiple key clinical data readouts across the portfolio anticipated beginning in Q1 2027
Completed $143.7 million public offering extending expected cash runway into the second half of 2028

Waltham, Mass., July 30, 2026 – Crescent Biopharma, Inc. (“Crescent” or the “Company”) (Nasdaq: CBIO), a clinical-stage biotechnology company dedicated to rapidly advancing the next wave of therapies for cancer patients, today announced financial results for the second quarter ended June 30, 2026 and recent business highlights.
“We have continued to demonstrate exceptional execution and are on track for multiple key clinical data readouts across our portfolio in 2027. The positive momentum in our ASCEND trial of CR-001 positions us for robust datasets from hundreds of patients globally in monotherapy and standard of care chemotherapy combinations across several tumor types. CR-001 is the first PD-1 x VEGF bispecific antibody to be evaluated in combination with sac-TMT, and we are proud to be partnering with Kelun-Biotech to realize its full potential as an immuno-oncology backbone. Our ADC pipeline also is advancing, with the CR-003 clinical trial enrolling in China and we are preparing for CR-002 to enter the clinic in a global study during the second half of this year,” said Joshua Brumm, chief executive officer of Crescent. “Our recent financing extends our expected cash runway into the second half of 2028, beyond key catalysts, strengthening our balance sheet as we work to deliver transformative therapies for people living with cancer.”
Recent Business Highlights & Anticipated Milestones
CR-001, PD-1 x VEGF bispecific antibody
•CR-001 is an investigational tetravalent bispecific antibody that combines two complementary, validated mechanisms in oncology via a blockade of PD-1 and VEGF. Enrollment continues to progress in ASCEND, a global, open-label Phase 1/2 clinical trial evaluating CR-001 in multiple solid tumor types, including non-small cell lung cancer (NSCLC) and various gastrointestinal and gynecological cancers, in both treatment-naïve and previously treated patients.
•A trial in progress poster of the ASCEND study design was featured during the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting held May 29-June 2, in Chicago.
•Under its strategic collaboration, Crescent granted Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd., (“Kelun-Biotech”) exclusive rights to research, develop, and commercialize CR-001 (also known as SKB118) in Greater China.

◦In May 2026, Kelun-Biotech received Investigational New Drug (IND) approval from the Center for Drug Evaluation of the National Medical Products Administration for CR-001 (SKB118) for the treatment for advanced solid tumors, and subsequently commenced a Phase 1/2 monotherapy trial in China.
◦Kelun-Biotech recently initiated a Phase 2 trial of CR-001 (SKB118) in combination with sacituzumab tirumotecan (sac-TMT), a TROP2-directed ADC, in China. It is an open-label, multi-center trial designed to evaluate the safety, tolerability and efficacy of CR-001 in combination with sac-TMT, in approximately 206 participants with locally advanced or metastatic NSCLC. Primary outcomes of the study are safety and assessment of objective response rate (ORR); secondary outcomes include evaluating progression-free survival (PFS) and overall survival (OS).
•Crescent also plans to evaluate CR-001 in combination with additional ADCs.
•Crescent anticipates reporting:
◦Proof-of-concept clinical data from the ASCEND trial of CR-001 in the first quarter of 2027, including initial safety, pharmacokinetics, pharmacodynamics and preliminary antitumor activity from dose escalation and backfill cohorts in first-line and previously treated patients in multiple solid tumor types. A backfill cohort of first-line NSCLC patients is planned as part of this readout.
◦Initial data of CR-001 in combination with various standard of care chemotherapy regimens in first-line and previously treated patients by mid-2027 (Q2/Q3) utilizing the dose expansion part of the ASCEND trial.
◦Initial data from the Phase 2 trial in China of CR-001 in combination with sac-TMT in mid-2027 (Q2/Q3).
CR-002, topoisomerase inhibitor ADC targeting PD-L1
•CR-002 is an ADC directed to PD-L1, a validated target known to have high expression in multiple solid tumors. CR-002 incorporates a PD-L1 antibody selected for high internalization to facilitate payload release in target cells and a linker designed for intracellular cleavage and high stability in circulation.
•Crescent is on track to submit an IND application to the U.S. Food and Drug Administration (FDA) for CR-002 in mid-2026 to support the initiation of a global Phase 1/2 trial in solid tumors in the second half of 2026, with proof-of-concept data expected in the second half of 2027.
CR-003, topoisomerase inhibitor ADC targeting integrin beta-6 (ITGB6)
•CR-003 is an investigational ADC directed to ITGB6, which is overexpressed in many solid tumors with minimal expression in most normal tissues. CR-003 consists of an anti-ITGB6 fully human IgG1 monoclonal antibody conjugated via a stable, clinically validated cleavable linker.
•A Phase 1/2 trial of CR-003 (also known as SKB105) in participants with advanced solid tumors conducted by Kelun-Biotech in China is ongoing and proof-of-concept data are expected in the first quarter of 2027. A Phase 1/2 combination trial of CR-003 and CR-001 is expected to initiate in the first half of 2027, with initial data anticipated by year-end 2027. Under the collaboration, Kelun-Biotech granted Crescent exclusive rights to research, develop, and commercialize CR-003 (SKB105) in the United States, Europe and all markets outside of Greater China.
Corporate
•In July 2026, Crescent completed a public offering of ordinary shares and pre-funded warrants with gross proceeds of $143.7 million before deducting underwriting discounts and commissions and other offering expenses.
Second Quarter 2026 Financial Results
Cash position: Cash and cash equivalents were $171.6 million as of June 30, 2026. Pro forma cash was $305.1 million as of June 30, 2026, reflecting an additional $133.5 million in net proceeds from the July 2026 public offering. Crescent expects that its existing cash and cash equivalents will fund operations into the second half of 2028.
Research and development (R&D) expenses: R&D expenses were $19.4 million and $12.1 million for the three months ended June 30, 2026 and 2025, respectively. R&D expenses increased to support the continued development of the Company’s pipeline primarily due to increased costs for chemistry, manufacturing, and controls and clinical activity as well as higher personnel-related costs.
General and administrative (G&A) expenses: G&A expenses were $8.7 million and $8.9 million for the three months ended June 30, 2026 and 2025, respectively. The decrease in G&A expenses is the result of decreased personnel costs, primarily related to share-based compensation and decreased professional service costs, offset by increased office, facilities and software costs and expenses associated with operating as a public company.
Net loss: Net loss was $24.8 million and $21.8 million, or $0.74 and $4.93 per basic and diluted share, for the three months ended June 30, 2026 and 2025, respectively.
Shares outstanding: As of June 30, 2026, Crescent had approximately 33.5 million ordinary shares and ordinary share equivalents issued and outstanding, including ordinary shares underlying pre-funded warrants and non-voting convertible preferred stock. Pro forma, Crescent had 43.5 million ordinary shares and ordinary share equivalents issued and outstanding as of June 30, 2026, which includes an additional 9.9 million ordinary shares and ordinary shares underlying pre-funded warrants issued pursuant to the July 2026 public offering.
About Crescent Biopharma
Crescent Biopharma’s vision is to build a world leading oncology company bringing the next wave of therapies for cancer patients. The Company’s clinical-stage pipeline includes its lead program, a PD-1 x VEGF bispecific antibody, as well as novel antibody-drug conjugates (ADCs). By leveraging multiple modalities and established targets, Crescent aims to rapidly advance potentially transformative therapies as single agents and as part of combination regimens to treat a range of solid tumors. For more information, visit www.crescentbiopharma.com and follow the Company on LinkedIn and X.

Forward-Looking Statements
Certain statements in this press release, other than purely historical information, may constitute "forward-looking statements" within the meaning of the federal securities laws, including for purposes of the "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Crescent’s expectations, beliefs, or strategies regarding the future of its pipeline and business including, without limitation: statements regarding the strategic partnership with Kelun-Biotech, including the potential synergies and benefits of the partnership; the expected benefits or opportunities with respect to CR-001, CR-002, and CR-003, including the expected timelines of regulatory filings and the acceptance thereof, initiation of clinical trials and availability of initial clinical data; the potential for CR-001 to replicate preclinical demonstration of cooperative pharmacology and in vivo anti-tumor activity in clinical trials; the Phase 1/2 trial design and indication selection for CR-001; the Phase 2 combination trial for CR-001 and sac-TMT; the potential for CR-002, and CR-003 to act as single agents and in combination with CR-001; and Crescent’s anticipated cash runway. Forward-looking statements generally relate to future events or future financial or operating performance. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “predict,” “target,” “intend,” “could,” “would,” “should,” “project,” “plan,” “expect and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects and involve a number of risks, uncertainties or other assumptions that may cause actual performance to be materially different from those expressed or implied by these forward-looking statements. Risks and uncertainties include, but are not limited to: the expected benefits of, and opportunities related to, the strategic partnership between Crescent and Kelun-Biotech may not be realized or may take longer to realize than anticipated; Crescent’s limited operating history, including with respect to clinical trials; Crescent’s historical losses and any future ability to generate revenue; Crescent’s ability to raise capital to support its business plans; risks associated with clinical development and regulatory approval; risks related to Crescent’s intellectual property; Crescent’s reliance on third parties, including to help develop its product candidates, run its clinical trials, and manufacture its product candidates; significant disruptions of information technology systems or breaches of data security, litigation and regulatory risks; risks related to the current macroeconomic environment, including fluctuating interest rates, barriers to trade, changes to fiscal and monetary policy or government budget dynamics, geopolitical factors, including the ongoing conflicts in Iran and between Russia and Ukraine and the responses thereto, and supply chain disruptions, as well as those factors more fully described in Crescent’s most recent filings with the Securities and Exchange Commission (including its Quarterly Report on Form 10-Q), and Crescent’s other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of Crescent’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements in this press release speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, Crescent does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements.

Crescent Biopharma, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
License agreement revenue	$—	$1,039	$—	$—
Operating expenses
Research and development	19,391	37,294	12,081	22,708
General and administrative	8,743	16,608	8,949	12,547
Total operating expenses	28,134	53,902	21,030	35,255
Other income	1,770	1,770	—	—
Loss from operations	(26,364)	(51,093)	(21,030)	(35,255)
Other income (expense)	1,527	2,973	(760)	(1,683)
Net loss and comprehensive loss	$(24,837)	$(48,120)	$(21,790)	$(36,938)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.74)	$(1.44)	$(4.93)	$(14.11)
Net loss per share attributable to Series A non-voting convertible preferred shareholders, basic and diluted	$(743.25)	$(1,442.56)	$(4,930.97)	$(14,104.90)

Weighted-average ordinary shares outstanding used in computing net loss per share to ordinary shareholders, basic and diluted	30,532,234	30,465,395	3,856,925	2,331,339
Weighted-average Series A non-voting convertible preferred shares outstanding used in computing net loss per share to Series A non-voting convertible preferred shareholders, basic and diluted	2,890	2,890	565	286

Summary Balance Sheet Data
(in thousands)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Cash	$171,593	$213,192
Other assets	11,165	27,101
Total Assets	$182,758	$240,293
Liabilities and Shareholders' Equity
Liabilities	$19,503	$37,281
Shareholders' equity	163,255	203,012
Total liabilities and shareholders' equity	$182,758	$240,293
Contacts
Investors
Amy Reilly
Chief Communications Officer
amy.reilly@crescentbiopharma.com
617-465-0586
Media
Jenna Poist
Director, Corporate Communications
jenna.poist@crescentbiopharma.com
781-671-5019